COMPX DECLARES REGULAR QUARTERLY DIVIDEND AND
RESULTS OF ANNUAL STOCKHOLDER MEETING

DALLAS, TEXAS . . . May 30, 2012 . . . CompX International Inc. (NYSE MKT:  CIX) announced today that its board of directors has declared CompX’s regular quarterly dividend of twelve and one-half cents ($0.125) per share on its class A and class B common stock, payable on June 19, 2012 to stockholders of record at the close of business on June 11, 2012.

CompX also announced that at its annual stockholder meeting held today its stockholders had:

•	elected each of David A. Bowers, Serena S. Connelly, Norman S. Edelcup, Edward J. Hardin, Ann Manix, Glenn R. Simmons and Steven L. Watson as a director for a one year term;
•	approved the CompX International Inc. 2012 Director Stock Plan; and
•	adopted a resolution that approved, on a nonbinding advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2012 annual meeting.

CompX is a leading manufacturer of security products, furniture components and performance marine components.

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